UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2019

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11958 Monarch Street, Garden Grove, CA	92841
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

KushCo Holdings, Inc. (the “Company”) received a subpoena dated July 11, 2019 from the U.S. Securities and Exchange Commission (the “SEC”) for information and documents generally related to the Company’s restatement of its consolidated financial statements for the fiscal years ended August 31, 2018 and 2017, and for the three months ended November 30, 2018 and 2017.

As previously disclosed, in connection with the preparation of the Company’s condensed consolidated interim financial statements as of and for the fiscal quarter ended February 28, 2019, the Company identified inadvertent errors in the accounting for certain share-settled contingent consideration obligations relating to the Company’s acquisition of CMP Wellness, LLC in May 2017, Summit Innovations, LLC in May 2018, and The Hybrid Creative, LLC in July 2018.  In connection with those acquisitions, contingent equity consideration relating to certain earn-out arrangements were initially accounted for as equity. Upon further evaluation, the Company determined that the share-settled contingent consideration should have been accounted for as liabilities with fair value changes recorded in the Company’s consolidated statements of operations.

The Company filed restated financial statements with the SEC for all impacted periods on April 11, 2019.

The Company intends to cooperate with the SEC’s subpoena.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

July 18, 2019	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer